AMENDMENT NO. 3

TO THE

AMENDED AND RESTATED MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment dated as of December 22, 2020, amends the Amended and Restated Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated July 1, 2020, between Invesco Advisers, Inc. (the “Adviser”)and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the Trust desires to amend the Agreement remove Invesco Select Opportunities Fund;

NOW, THEREFORE, the parties agree that;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Funds

Invesco Advantage International Fund

Invesco Asia Pacific Growth Fund

Invesco European Growth Fund

Invesco Global Focus Fund

Invesco Global Fund

Invesco Global Growth Fund

Invesco Global Opportunities Fund

Invesco International Core Equity Fund

Invesco International Equity Fund

Invesco International Growth Fund

Invesco International Select Equity Fund

Invesco International Small-Mid Company Fund

Invesco MSCI World SRI Index Fund

Invesco Oppenheimer International Growth Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ Jeffrey H. Kupor
Name:	Jeffrey H. Kupor
Title:	Senior Vice President & Secretary

INVESCO CANADA LTD. Sub-Adviser

By:	/s/ Shalomi Abraham
Name:	Shalomi Abraham
Title:	Senior Vice President, Head of
Legal-Canada and Secretary

INVESCO ASSET MANAGEMENT
DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Bernhard Langer /s/ Alexander Taft
Name:
Title:

INVESCO ASSET MANAGEMENT
LIMITED

Sub-Adviser

By:	/s/ Colin Fitzgerald
Name:
Title:

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Takashi Matsuo
Name:	Takashi Matsuo
Title:	CAO & Head of Human Resources

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Pang Sin Chu /s/ Lee Siu Mei
Name:
Title:

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Stephen Swanson
Name:
Title:

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